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                                                                 EXHIBIT 10.29



                             LEASE AMENDMENT NO. 1


         THIS LEASE AMENDMENT NO. 1 (this "Amendment") is made as of the 15th day of February, 1997, by and between AIRPORT ASSOCIATES, a New Jersey general partnership ("Landlord"), and VIVUS, INC., a Delaware corporation ("Tenant").

                             W I T N E S S E T H :

         WHEREAS, Landlord and Tenant are parties to a certain Lease dated as of January 1, 1997 (the "Lease"), pursuant to which Landlord demised and leased to Tenant, and Tenant hired and took from Landlord, certain premises located at 735 Airport Road, Lakewood, New Jersey, as further described in the Lease (the "735 Premises"); and

         WHEREAS, the initially capitalized terms used, but not defined, in this Amendment shall have the same meanings as the terms defined in the Lease, directly or by cross-reference, unless the context requires otherwise; and

         WHEREAS, Tenant desires to hire and take from Landlord, and Landlord desires to demise and lease unto Tenant, the building (consisting of approximately 50,000 square feet) and land located at 745 Airport Road, Lakewood, New Jersey (the "745 Premises"), upon the terms and conditions set forth in this Amendment;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, Landlord and Tenant agree as follows:

         1. Landlord demises and leases unto Tenant, and Tenant hires and takes from Landlord, the 745 Premises. This demise by Landlord to Tenant of the 745 Premises shall be upon all the terms, covenants and conditions set forth in the Lease applicable to the 735 Premises, except as amended by this Amendment. The term of the Lease with respect to the 745 Premises shall commence on February 15, 1997 (the "745 Term Commencement Date"). From and after the 745 Term Commencement Date, all references in the Lease, as amended by this Amendment, to (a) the "Premises" shall mean, collectively, the 735 Premises and the 745 Premises, and (b) the "Building" shall mean, collectively, the building (consisting of approximately 40,000 square feet) located on the 735 Premises and the building (consisting of approximately 50,000 square feet) located on the 745 Premises. Tenant covenants and agrees that it will accept the 745 Premises in their existing "as is" state or condition as of the 745 Term Commencement Date and without any representation or warranty, expressed or implied, in fact or by law, by Landlord or its agents and without recourse to Landlord or its agents, as to the nature, condition or useability thereof, the title thereto, or the use or occupancy which may be made thereof, except as specifically provided in the Lease, as amended by this Amendment.
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         2.      The expiration date of the original Term of the Lease (set forth in Section 1.2 of the Lease to expire on December 31,
                 2001) is extended until midnight on the day preceding the fifth (5th) anniversary of the 745 Term Commencement Date.

         3. Commencing as of the 745 Term Commencement Date, Section 2.1 of the Lease is hereby amended to read as follows:

                          Tenant shall pay to the Landlord, at the address set forth above or at such other place of which Landlord shall have given Tenant written notice, a basic annual rental of $454,500.00, in monthly installments of $37,875.00 each.

                 The basic annual rental and the additional rent payable by Tenant hereunder shall be, with respect to the 745 Premises, prorated for the unexpired portion of the month in which the 745 Term Commencement Date occurs.

         4. Tenant shall be entitled to construct an enclosed passageway connecting the 735 Premises and the 745 Premises, provided that (a) the same shall be constructed by Tenant at its sole cost and expense, and (b) such passageway shall constitute an "Alteration" to be performed in accordance with all applicable terms and conditions of the Lease, including Section 9.3 (including, without limitation, the requirement that all plans and specifications for such passageway shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed) and Section 9.4 (including, without limitation, the requirement that Tenant shall remove such passageway, and repair any damage caused by the removal of such passageway, prior to the expiration of the Term or sooner termination of this Lease).

         5. Tenant shall this day deposit with Landlord the sum of $42,083.33 as an additional security deposit to be held by Landlord in accordance with the terms of Section 10 of the Lease, so that upon collection of such amount the total security deposit shall be $75,750.00 (and the reference to "$33,666.67" in the last sentence of Section 10 shall be deleted and "$75,750.00" shall be inserted in lieu thereof.

         6. Notwithstanding anything to the contrary contained in the Lease, as amended by this Amendment (including, without limitation, the definition of the "Building" set forth in Paragraph 1(b) of this Amendment), for purposes of Section 6 of the Lease all references in this section to the "Building" shall be deemed to refer individually to the Building on the 735 Premises and the Building on the 745 Premises; it being understood that in the event of any damage to a Building which would allow either Landlord or Tenant to terminate the Lease, such right of termination shall apply only to the Building which was damaged and the Lease shall remain in full force and effect as to the other Building which was not so damaged.


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         7.      Landlord warrants and represents to Tenant that the 745
                 Premises are encumbered by that certain mortgage (the "Manufacturers Mortgage") described in the Subordination, Non-Disturbance and Attornment Agreement dated January 24, 1997 (the "Manufacturers Non-Disturbance Agreement") by and among Landlord, Tenant and The Manufacturers Life Insurance Company ("Manufacturers") (and no other mortgage), which Manufacturers Mortgage also encumbers the 735 Premises. Landlord shall use its diligent, good faith efforts to obtain, as soon as reasonably practicable, from Manufacturers an amendment to the Manufacturers Non-Disturbance Agreement, in form and substance reasonably satisfactory to Tenant, to the effect that the terms (a) "Property" and "Demised Premises" set forth in the Manufacturers Non-Disturbance Agreement shall mean, collectively, the 735 Premises and the 745 Premises, and
                 (b) "Lease" set forth in the Manufacturers Non-Disturbance Agreement shall mean the Lease, as amended by this Amendment.

         8. Landlord and Tenant warrant and represent to each other that they have no dealings with any real estate broker or like agent in connection with the negotiation and execution of this Amendment, and that each knows of no other real estate broker or like agent who is or might be entitled to a commission in connection with this Amendment. Each party shall indemnify, defend and hold the other party harmless from any breach of the foregoing representation and warranty and/or a claim for a brokerage commission or similar fee by any party claiming to have represented or dealt with the indemnifying party in connection with the negotiation and execution of this Amendment.

         9. Except as provided herein, the Lease is hereby ratified and shall remain in full force and effect. Tenant certifies that there exists no default by Landlord of any term, covenant or condition contained in the Lease, as amended hereby.





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         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

                                            LANDLORD

WITNESS:                                    AIRPORT ASSOCIATES


/S/ June Langbern                              Edmund Bennett, Jr.
______________________________________      By:____________________________
Name: June Langbern                            Edmund Bennett, Jr., Partner


/S/ June Langbern                              /S/ Ronald Bennett, Jr.
______________________________________      By:____________________________
Name: June Langbern                            Ronald Bennett, Jr., Partner





                                            TENANT

ATTEST:                                     VIVUS, INC.

/S/ A. Greg Sturmer                             /S/ David C. Yntema
_____________________________________       By: ___________________________
Name: A. Greg Sturmer                           Name: David C. Yntema
Title: Controller                               Title: Chief Financial Officer




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